WES&A, LLC ANNOUNCES COMPLETION OF AMEREX FINANCIAL RESTRUCTURING

Tulsa, OK, August 27, 2009

WES&A, LLC and  Amerex Group, Inc (OTCBB:AEXGE)(the “Company”), announced today that, effective as of August 24, 2009, the Company’s  senior secured lender, CAMOFI Master, LDC (“CAMOFI”) has taken control of the assets of the Company’s wholly owned subsidiary, Amerex Companies, Inc. (“Amerex”), including the stock of Amerex’s wholly owned subsidiary, Waste Express, Inc (“Waste Express”).

WES&A, LLC, a wholly-owned affiliate of CAMOFI will continue the business operations of Amerex and Waste Express in their present locations in Kansas City, MO, Tulsa, OK, Portland, OR and Phoenix, AZ.   Customer support and continued improvement of operational efficiencies will remain the primary focus of the business as it continues to build its reputation as a leading provider of industrial and hazardous waste management services and environmental remediation and abatement services.

Contact:
Daniel J. McLaughlin
WES&A, LLC
913-652-6896

Stephen K. Onody
Amerex Companies, Inc.
918-858-1050